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EXHIBIT 11.2
                                QUICKRESPONSE SERVICES, INC.
                            COMPUTATION OF EARNINGS PER SHARE
                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                      (UNAUDITED)

                                                     Three Months Ended
                                                         March 31,
                                                 --------------------------
                                                      1997         1996
                                                 ------------- ------------
FULLY-DILUTED SHARES
Weighted average common shares outstanding         8,411,119     8,312,838
Common equivalent shares outstanding                 237,139       308,640
                                                 ------------- ------------
                                                   8,648,258     8,621,478
                                                 ------------- ------------
                                                 ------------- ------------

Net earnings                                          $1,925        $1,371
                                                 ------------- ------------
                                                 ------------- ------------

Earnings per common and common equivalent share:       $0.22         $0.16
                                                 ------------- ------------
                                                 ------------- ------------








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